Exhibit 99.1

Verisign Reports 10 Percent Year-Over-Year Revenue Growth in 2013

RESTON, VA - Feb. 6, 2014 - VeriSign, Inc. (NASDAQ: VRSN), the global leader in domain names, today reported financial results for the fourth quarter of 2013 and year ended Dec. 31, 2013.

“2013 was a strong year for the company capped by solid performance across several metrics. We recorded double digit revenue growth, increased cash flows, expanded margins, and returned over $1 billion to shareholders in share repurchases while continuing to provide uninterrupted availability of the .com and .net domain name system (DNS) for over 16 years. We look forward to 2014 from a strong position,” commented Jim Bidzos, executive chairman, president and chief executive officer.

Fourth Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $246 million for the fourth quarter of 2013, up 7 percent from the same quarter in 2012. The operating margin was 53.0 percent for the fourth quarter of 2013 compared to 58.8 percent for the same quarter in 2012. Verisign reported net income of $292 million and diluted earnings per share (EPS) of $1.94 for the fourth quarter of 2013, compared to net income of $106 million and diluted EPS of $0.65 in the same quarter in 2012.

During the fourth quarter of 2013 Verisign liquidated for tax purposes one of its domestic subsidiaries which will allow it to claim a worthless stock deduction on its 2013 federal income tax return.  Verisign recorded an income tax benefit during the fourth quarter of 2013 of $375.3 million related to the worthless stock deduction, net of valuation allowances and accrual for uncertain tax positions. The financial statement carrying value of this subsidiary was not material. The worthless stock deduction may be subject to audit and adjustment by the IRS, which could result in reversal of all, part or none of the income tax benefit, or could result in a benefit higher than the net amount recorded.  If the IRS rejects or reduces the amount of the income tax benefit related to the worthless stock deduction, Verisign may have to pay additional cash income taxes which could adversely affect its results from operations, financial condition and cash flows. Verisign cannot guarantee what the ultimate outcome or amount of benefit to receive, if any, will be. Verisign also sold certain cost-method investments during the fourth quarter of 2013 and realized a pre-tax, non-operating, gain of $15.8 million.

Verisign evaluated various scenarios for realizing the tax benefits from the worthless stock deduction and determined that using part of the benefit to offset current year domestic income, combined with a repatriation of a portion of the cash held by foreign subsidiaries, as the most financially beneficial alternative. Accordingly, during the second or third quarter of 2014 Verisign intends to repatriate approximately $700 million to $800 million of cash held by foreign subsidiaries, in a tax efficient manner by using the tax benefits resulting from the worthless stock deduction to offset the taxable income generated in the U.S. as a result of the intended repatriation. The repatriation amount utilizes substantially all of the projected available distributable capital reserves of Verisign’s foreign subsidiaries under applicable foreign statutes. During the fourth quarter of 2013, Verisign recorded an income tax expense of $167.1 million related to taxable income generated in the U.S. as a result of the intended repatriation. For funds remaining in the foreign subsidiaries after the intended repatriation that have not been previously taxed in the U.S., Verisign’s intent remains to indefinitely reinvest those funds outside of the U.S. and accordingly Verisign has not provided deferred U.S. taxes.

Results for the fourth quarter of 2013 included the income tax benefit related to the worthless stock deduction, pre-tax non-operating gains from the sale of certain cost-method investments, and income tax expense related to taxable income generated in the U.S. as a result of the intended repatriation, discussed above, which collectively increased net income by $217.8 million and increased diluted EPS by $1.45.

Results for the fourth quarter of 2012 included certain pre-tax benefits as described in the fourth quarter 2012 earnings news release which, together, increased the operating margin by 4.9 percentage points and diluted EPS by $0.07.

Because Verisign has not fully completed the tax provision calculation process, tax provisions for both the fourth quarter and full year 2013 (including the income tax benefit related to the worthless stock deduction and income tax expense related to taxable income generated in the U.S. as a result of the intended repatriation) are still preliminary and therefore GAAP net income and GAAP earnings per share for these periods are also preliminary. Final tax provisions, GAAP net income, and GAAP earnings per share will be included in the Annual Report on Form 10-K for the year ended December 31, 2013, to be filed with the SEC and may differ materially from the amounts reported above.

Fourth Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $98 million and diluted EPS of $0.65 for the fourth quarter of 2013, compared to net income of $96 million and diluted EPS of $0.59 for the same quarter in 2012. The non-GAAP operating margin was 56.9 percent for the fourth quarter of 2013 compared to 62.0 percent for the same quarter in 2012. Results for the fourth quarter of 2013 included a pre-tax, non-operating, gain of $15.8 million from the sale of certain cost-method investments which increased non-GAAP net income by $11.4 million and diluted EPS by $0.07.

Non-GAAP results for the fourth quarter of 2012 included certain pre-tax benefits as described in the fourth quarter 2012 earnings news release which, together, increased the non-GAAP operating margin by 4.9 percentage points and diluted EPS by $0.05.

A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

2013 GAAP Financial Results
For the year ended Dec. 31, 2013, Verisign reported revenue of $965 million, up 10 percent from $874 million in 2012. Verisign reported net income of $544 million and diluted EPS of $3.49 in 2013, compared to net income of $320 million and diluted EPS of $1.95 in 2012. The operating margin for 2013 was 54.7 percent compared to 52.4 percent in 2012. Results for 2013 included the income tax benefit recognized during the fourth quarter related to the worthless stock deduction, a pre-tax non-operating gain from the sale of certain cost-method investments, and income tax expense related to taxable income generated in the U.S. as a result of an intended repatriation in 2014 which collectively increased net income by $217.8 million and increased diluted EPS by $1.39.

2013 Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $374 million and diluted EPS of $2.40 for 2013, compared to net income of $322 million and diluted EPS of $1.97 in 2012. The non-GAAP operating margin for 2013 was 58.5 percent compared to 56.2 percent in 2012. Results for 2013 included a pre-tax, non-operating gain of $15.8 million recognized during the fourth quarter from the sale of certain cost-method investments which increased non-GAAP net income by $11.4 million and diluted EPS by $0.07.

A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“I’m pleased with the hard work of our team which has culminated in recording a tax benefit during the fourth quarter, that we intend to use, in part, to repatriate a significant portion of our foreign domiciled cash,” stated George Kilguss III, senior vice president and chief financial officer.

Financial Highlights

•	Verisign ended the fourth quarter with cash, cash equivalents and marketable securities of $1.7 billion, an increase of $167 million from year-end 2012.

•
Cash flow from operations was $147 million for the fourth quarter of 2013 and $579 million for the full year 2013 compared with $171 million for the same quarter in 2012 and $538 million for the full year 2012.

•	Deferred revenues on Dec. 31, 2013, totaled $856 million, an increase of $43 million from year-end 2012.

•	Capital expenditures were $15 million in the fourth quarter and $66 million for the full year.

•
During the fourth quarter, Verisign repurchased 4.1 million shares of its common stock for $225 million. During the full year 2013, Verisign repurchased 21 million shares of its common stock for $1 billion.

•
On Jan. 31, 2014, the Board of Directors approved an additional authorization for share repurchases of approximately $528 million of common stock, which brings the total amount to $1 billion authorized and available under Verisign’s share buyback program, which has no expiration.

•
For purposes of calculating diluted EPS, the fourth quarter diluted share count included 13.7 million shares related to subordinated convertible debentures, compared with 6.4 million shares in the same quarter in 2012. These represent diluted shares and not shares that have been issued.

Business Highlights

•
Verisign Registry Services added 1.29 million net new names during the fourth quarter, ending with 127.2 million active domain names in the zone for .com and .net, which represents a 5 percent increase over the zone at the end of the fourth quarter in 2012.

•
In the fourth quarter, Verisign processed 8.2 million new domain name registrations for .com and .net as compared to 8.0 million for the same period in 2012. During 2013, Verisign processed 34.0 million new domain name registrations as compared with 33.1 million for 2012.

•
The final .com and .net renewal rate for the third quarter of 2013 was 72.7 percent compared with 72.5 percent for the same quarter in 2012. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Items
Non-GAAP financial results exclude the following items that are included under GAAP: Discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012, and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income is appended to this release.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year 2013 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1488 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at http://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at http://investor.verisign.com.

About Verisign
As the global leader in domain names, Verisign powers the invisible navigation that takes people to where they want to go on the Internet. For more than 15 years, Verisign has operated the infrastructure for a portfolio of top-level domains that today includes .com, .net, .tv, .edu, .gov, .jobs, .name and .cc, as well as two of the world’s 13 Internet root servers. Verisign’s product suite also includes Distributed Denial of Service (DDoS) Protection Services, iDefense Security Intelligence Services and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit VerisignInc.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the .com Registry Agreement, changes in marketing and advertising practices, including those of third-party registrars, increasing competition, and pricing pressure from competing services offered at prices below our prices; changes in search engine algorithms and advertising payment practices; the uncertainty of whether we will successfully develop and market new products and services, the uncertainty of whether our new products and services, if any, will achieve market acceptance or result in any revenues; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the uncertainty regarding what the ultimate outcome or amount of benefit we receive, if any, from the worthless stock deduction will be; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether we will be able to continue to expand our infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction, the impact of ICANN’s Registry Agreement for new gTLDs, and whether our gTLD applications or the applicants’ gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty regarding the impact, if any, of the delegation into the root zone of up to 1,400 new TLDs. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2014 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$339,223	$130,736
Marketable securities	1,384,062	1,425,700
Accounts receivable, net	13,631	11,477
Deferred tax assets	1,743	44,756
Prepaid expenses and other current assets	64,540	30,795
Total current assets	1,803,199	1,643,464
Property and equipment, net	339,653	333,861
Goodwill	52,527	52,527
Long-term deferred tax assets	437,643	7,299
Other long-term assets	27,745	25,325
Total long-term assets	857,568	419,012
Total assets	$2,660,767	$2,062,476
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$149,276	$130,391
Subordinated convertible debentures, including contingent interest derivative	624,056	—
Deferred revenues	595,221	564,627
Deferred tax liabilities	660,633	—
Total current liabilities	2,029,186	695,018
Long-term deferred revenues	260,615	247,955
Senior notes	750,000	—
Subordinated convertible debentures, including contingent interest derivative	—	597,614
Credit facility	—	100,000
Long-term deferred tax liabilities	—	386,914
Other long-term tax liabilities	44,524	44,298
Total long-term liabilities	1,055,139	1,376,781
Total liabilities	3,084,325	2,071,799
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 320,358 at December 31, 2013 and 318,722 at December 31, 2012; Outstanding shares: 133,724 at December 31, 2013 and 153,392 at December 31, 2012	320	319
Additional paid-in capital	18,935,302	19,891,291
Accumulated deficit	(19,356,095)	(19,900,545)
Accumulated other comprehensive loss	(3,085)	(388)
Total stockholders’ deficit	(423,558)	(9,323)
Total liabilities and stockholders’ deficit	$2,660,767	$2,062,476

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues	$245,630	$230,196	$965,087	$873,592
Costs and expenses:
Cost of revenues	46,575	42,040	187,013	167,600
Sales and marketing	25,064	20,753	89,337	97,809
Research and development	17,766	16,059	70,297	61,694
General and administrative	26,051	16,024	90,208	89,927
Restructuring charges	—	(35)	—	(765)
Total costs and expenses	115,456	94,841	436,855	416,265
Operating income	130,174	135,355	528,232	457,327
Interest expense	(21,237)	(12,657)	(74,761)	(50,196)
Non-operating income, net	7,508	8,596	3,300	5,564
Income from continuing operations before income taxes	116,445	131,294	456,771	412,695
Income tax benefit (expense)	175,704	(30,205)	87,679	(100,210)
Income from continuing operations, net of tax	292,149	101,089	544,450	312,485
Income from discontinued operations, net of tax	—	4,552	—	7,547
Net income	292,149	105,641	544,450	320,032
Realized foreign currency translation adjustments, included in net income	81	—	81	—
Unrealized (loss) gain on investments, net of tax	(28)	221	(369)	2,757
Realized loss (gain) on investments, net of tax, included in net income	69	(6)	(2,409)	(61)
Other comprehensive income (loss)	122	215	(2,697)	2,696
Comprehensive income	$292,271	$105,856	$541,753	$322,728

Basic income per share:
Continuing operations	$2.15	$0.65	$3.77	$1.99
Discontinued operations	—	0.03	—	0.05
Net income	$2.15	$0.68	$3.77	$2.04
Diluted income per share:
Continuing operations	$1.94	$0.62	$3.49	$1.91
Discontinued operations	—	0.03	—	0.04
Net income	$1.94	$0.65	$3.49	$1.95
Shares used to compute net income per share
Basic	135,759	154,642	144,591	156,953
Diluted	150,422	162,034	155,786	163,909

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$544,450	$320,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	60,655	54,819
Stock-based compensation	36,649	33,362
Excess tax benefit associated with stock-based compensation	(19,320)	(18,436)
Deferred income taxes	(112,688)	71,800
Unrealized loss (gain) on contingent interest derivative on Subordinated Convertible Debentures	17,801	(422)
Gain on sale of investments	(18,861)	(102)
Other, net	13,360	11,505
Changes in operating assets and liabilities
Accounts receivable	(2,500)	3,327
Prepaid expenses and other assets	(2,694)	(9,344)
Accounts payable and accrued liabilities	19,291	(12,922)
Deferred revenues	43,254	84,011
Net cash provided by operating activities	579,397	537,630
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	3,508,569	1,234,156
Purchases of marketable securities	(3,450,068)	(2,622,898)
Purchases of property and equipment	(65,594)	(53,023)
Other investing activities	(3,969)	(588)
Net cash used in investing activities	(11,062)	(1,442,353)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	20,667	29,303
Repurchases of common stock	(1,035,617)	(325,680)
Proceeds from senior notes, net of issuance costs	738,297	—
Repayment of borrowings	(100,000)	—
Excess tax benefit associated with stock-based compensation	19,320	18,436
Other financing activities	—	189
Net cash used in financing activities	(357,333)	(277,752)
Effect of exchange rate changes on cash and cash equivalents	(2,515)	(138)
Net increase (decrease) in cash and cash equivalents	208,487	(1,182,613)
Cash and cash equivalents at beginning of period	130,736	1,313,349
Cash and cash equivalents at end of period	$339,223	$130,736
Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$58,928	$41,276
Cash paid for income taxes, net of refunds received	$26,133	$19,436

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2013		2012
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$130,174	$292,149	$135,355	$105,641
Discontinued Operations		—		(4,552)
Adjustments:
Stock-based compensation	9,643	9,643	6,971	6,971
Amortization of other intangible assets	—	—	533	533
Restructuring charges	—	—	(35)	(35)
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures		8,078		(7,549)
Non-cash interest expense		2,292		1,961
Tax adjustment		(213,912)		(7,085)
Non-GAAP	$139,817	$98,250	$142,824	$95,885

Revenues	$245,630		$230,196
Non-GAAP operating margin	56.9%		62.0%
Diluted shares		150,422		162,034
Per diluted share, non-GAAP		$0.65		$0.59

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate, which differs from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Three Months Ended December 31,
	2013	2012
Cost of revenues	$1,517	$1,275
Sales and marketing	1,596	1,045
Research and development	1,885	1,832
General and administrative	4,645	2,819
Total stock-based compensation expense	$9,643	$6,971

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Year Ended December 31,
	2013		2012
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$528,232	$544,450	$457,327	$320,032
Discontinued operations				(7,547)
Adjustments:
Stock-based compensation	36,649	36,649	33,362	33,362
Amortization of other intangible assets	—	—	1,321	1,321
Restructuring charges	—	—	(765)	(765)
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures		17,801		(422)
Non-cash interest expense		8,608		7,370
Tax adjustment		(233,231)		(30,860)
Non-GAAP	$564,881	$374,277	$491,245	$322,491

Revenues	$965,087		$873,592
Non-GAAP operating margin	58.5%		56.2%
Diluted shares		155,786		163,909
Per diluted share, non-GAAP		$2.40		$1.97

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of the subordinated convertible debentures, unrealized gain/loss on contingent interest derivative on subordinated convertible debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 28 percent tax rate starting from the third quarter of 2012 and 30 percent for all other periods presented herein, both of which differ from the GAAP tax rate.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of our operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION
The following table presents the classification of stock-based compensation:

	Year Ended December 31,
	2013	2012
Cost of revenues	$6,156	$5,754
Sales and marketing	6,252	6,091
Research and development	7,199	6,023
General and administrative	17,042	15,494
Total stock-based compensation expense	$36,649	$33,362

VERISIGN, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Following the offering of the 4.625% senior notes due 2023 (the “Notes”), we disclose our Adjusted EBITDA for the periods shown below. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indenture governing the Notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures and unrealized loss (gain) on hedging agreements.
The following table reconciles GAAP net income to Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended December 31,
	2013	2012
Net Income	$292,149	$105,641
Interest expense	21,237	12,657
Income tax (benefit) expense	(175,704)	33,516
Depreciation and amortization	15,240	15,167
Stock-based compensation	9,643	6,971
Unrealized loss (gain) on contingent interest derivative on the subordinated convertible debentures	8,078	(7,549)
Unrealized loss on hedging agreements	1	723
Adjusted EBITDA	$170,644	$167,126

Year Ended December 31, 2013
Net Income	$544,450
Interest expense	74,761
Income tax benefit	(87,679)
Depreciation and amortization	60,655
Stock-based compensation	36,649
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	17,801
Unrealized gain on hedging agreements	(703)
Adjusted EBITDA	$645,934
Verisign’s management believes that presenting Adjusted EBITDA enhances investors’ overall understanding of our financial performance and the comparability of our operating results from period to period. However, Adjusted EBITDA has important limitations as an analytical tool. These limitations include, but are not limited to, the following:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.